Exhibit 10.1

STANDBY PURCHASE AGREEMENT

STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of November 27, 2007, by and among Franklin Mutual Advisers, LLC, (“FMA”), as agent for those certain funds listed on the signature page hereto (the “Standby Purchasers”), and Clayton Acquisition Corporation, a Delaware corporation (“NewCo”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on March 16, 2007, NewCo, Esmark Incorporated (“Esmark”), Wheeling-Pittsburgh Corporation (“WPC”), Wales Merger Corporation (“WPC Merger Sub”) and Clayton Merger, Inc. (“Esmark Merger Sub”) entered into an Agreement and Plan of Merger and Combination, as amended October 22, 2007 (as in effect on the date hereof and to the extent hereafter amended, supplemented or otherwise modified with the consent of the Standby Purchasers, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, a business combination of Esmark and WPC will be effected by means of (i) a merger of Esmark Merger Sub with and into Esmark, with Esmark being the surviving corporation (the “Esmark Merger”) and (ii) a merger of WPC Merger Sub with and into WPC, with WPC being the surviving corporation (the “WPC Merger”), whereupon WPC and Esmark will each become a wholly owned subsidiary of NewCo and the stockholders of WPC and the stockholders of Esmark will become stockholders of NewCo;

WHEREAS, pursuant to the Merger Agreement, each WPC Share will be converted in the WPC Merger into the right to receive, subject to the election of the holder thereof: (i) one share of NewCo Common Stock; (ii) (A) one share of NewCo Common Stock and (B) one non-transferable right to subscribe for and purchase a newly issued share of NewCo Common Stock (a “Purchase Right”) or (iii) $20.00 per share in cash, all as set forth in Section 2.1(e) of the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement the maximum number of shares of NewCo Common Stock that may be issued upon exercise of the Purchase Rights is limited to 10,526,316 shares (such number, as it may be equitably adjusted pursuant to Section 2.9(a) of the Merger Agreement to reflect any stock dividend, reclassification, split, combination, exchange of shares or similar transaction, the “Purchase Rights Cap”);

WHEREAS, NewCo has requested that the Standby Purchasers act as “standby” purchasers to purchase from NewCo, at a price per share equal to the Subscription Price, the Backstop Shares (as defined below), and the Standby Purchasers are willing to so purchase the Backstop Shares, at a price per share equal to the Subscription Price; and

WHEREAS, to further induce the Standby Purchasers to enter into this Agreement, (a) NewCo is willing to agree that, in the event that the number of Backstop Shares is less than

2,631,579 shares, the Standby Purchasers shall have the right, at their election, to acquire from NewCo a number of additional newly issued shares of NewCo Common Stock up to the number of shares equal to such shortfall, at a price per share equal to the Subscription Price and (b) NewCo is concurrently entering into the Registration Rights Agreement (as defined below) granting the Standby Purchasers registration rights with respect to, among other things, the Shares (as defined below) purchased by them pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Standby Purchase Commitment

(a) (i) On the terms and subject to the conditions set forth in this Agreement, the Standby Purchasers hereby irrevocably agree to purchase from NewCo, and NewCo hereby agrees to issue and sell to the Standby Purchasers, at a price per share equal to the Subscription Price, an aggregate number of newly issued shares of NewCo Common Stock equal to that number of shares of NewCo Common Stock, if any, by which the aggregate number of shares of NewCo Common Stock that are issued to stockholders of WPC pursuant to the Merger Agreement on the exercise of Purchase Rights is less than the Purchase Rights Cap (such number of shares of NewCo Common Stock determined in accordance with this Section 1(a)(i), the “Backstop Shares”).

(ii) NewCo hereby irrevocably grants to the Standby Purchasers an option (the “Top-Up Option”), exercisable at the election of the Standby Purchasers in the event that the aggregate number of Backstop Shares is less than 2,631,579 shares, to purchase from NewCo, and NewCo hereby agrees to issue and sell to the Standby Purchasers upon exercise of the Top-Up Option, a number of newly issued shares of NewCo Common Stock equal to 2,631,579 less the aggregate number of Backstop Shares (such number of shares of NewCo Common Stock determined in accordance with this Section 1(a)(ii), the “Top-Up Shares”), at a price per share equal to the Subscription Price.

(b) (i) Within two Business Days following expiration of the Rights Option Period pursuant to the Merger Agreement, NewCo will provide FMA a written notice specifying (A) the number of Backstop Shares that the Standby Purchasers are required to purchase and (B) the number of Top-Up Shares available for purchase by the Standby Purchasers, each calculated in accordance with Section 1(a).

(ii) In the event that FMA disagrees with NewCo’s calculations delivered pursuant to Section 1(b)(i), FMA shall so notify NewCo within two Business Days following receipt of the notice required by Section 1(b)(i) and FMA and NewCo will work together in good faith to resolve any such disagreement.

(iii) In the event that FMA accepts NewCo’s calculations, within two Business Days following receipt of the notice required by Section 1(b)(i), FMA will provide NewCo a written notice specifying the number of Backstop Shares, and the number of Top-Up Shares (if any), that will be purchased by each Standby Purchaser and the portion of the aggregate Subscription Price (the “Purchase Price”) payable by such Standby Purchaser. The parties hereto acknowledge that the allocation of Shares among the Standby Purchasers shall be determined by the Standby Purchasers and FMA and that NewCo shall have no liability with respect to such determination.

(c) The Closing. The closing (the “Closing”) of the purchase and sale of the Backstop Shares and the Top-Up Shares to be acquired by the Standby Purchasers (collectively, the “Shares”) and the delivery of the certificate(s) representing the Shares against delivery of the aggregate Subscription Price payable in respect of the Shares will take place on the later of (i) the second Business Day following agreement of FMA and NewCo on the number of Backstop Shares and the number of Top-Up Shares pursuant to Section 1(b) and (ii) the second Business Day following satisfaction or waiver of all of the conditions set forth in Section 4 (other than those that can only be satisfied at the Closing, but subject to their satisfaction or waiver at the Closing). At the Closing, (a) each Standby Purchaser shall pay or tender to NewCo the applicable Purchase Price in immediately available funds by wire transfer to NewCo in accordance with the wire transfer instructions provided by NewCo and (b) NewCo shall issue and deliver to each Standby Purchaser the certificate(s) representing the Shares acquired hereunder by such Standby Purchaser, against receipt of the Subscription Price for all Shares.

Section 2. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of NewCo. NewCo represents and warrants to the Standby Purchasers, in each case, as of the date hereof and as of the Closing, as follows:

(b) NewCo is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. NewCo is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets, financial condition or prospects of NewCo and its subsidiaries, taken as a whole (a “Material Adverse Effect”). NewCo has full power and authority: (i) to own, lease, use and operate its properties; (ii) to carry on its business as presently operated and conducted; and (iii) to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder, including the issuance, sale and delivery of the Shares.

(c) The execution and delivery of this Agreement and the Registration Rights Agreement by NewCo has been duly authorized by all necessary action on the part of NewCo and the consummation by NewCo of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) has been duly authorized by all necessary action on the part of NewCo, and no other consent or authorization of NewCo or its Board of Directors or stockholders is required. This Agreement and the Registration Rights Agreement have each been duly executed and delivered by NewCo and constitute a valid and legally binding obligation of NewCo, enforceable in accordance with its terms, subject to (i) the laws of bankruptcy and the laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

(d) The Shares, when issued, will be validly issued, fully-paid and non-assessable and will be free of any liens or encumbrances, except as provided under applicable securities laws.

(e) The execution, delivery and performance of this Agreement and the Registration Rights Agreement and each of the documents contemplated hereby by NewCo and the consummation by NewCo of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a breach or violation of any provision of the certificate of incorporation or the bylaws of NewCo, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which NewCo is a party, or (iii) result in a violation of any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency, or authority, or any arbitrator (including federal and state securities laws and regulations (assuming the accuracy of the representations and warranties of each Standby Purchaser contained in Section 3 hereof) and regulations of any self-regulatory organizations to which NewCo or its securities are subject) applicable to NewCo or by which any property or asset of NewCo is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). NewCo is not in violation of its certificate of incorporation, bylaws or other organizational documents (including any amendments thereof) and NewCo is not in default (and no event has occurred which with notice or lapse of time would result in a default) under, and NewCo has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which NewCo is a party or by which any property or assets of NewCo is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to any filings or notices related to the issuance of the Shares to be filed with The Nasdaq Stock Market and as required under the Securities Act and any applicable state securities laws, NewCo is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement. All consents, approvals, authorizations, orders, filings and registrations that NewCo is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will have been obtained or effected prior to the Closing (other than with respect to future registrations of Shares under the Registration Rights Agreement).

(f) There is no Action (as defined below) pending or, to the knowledge of NewCo, threatened against or affecting NewCo or any of its subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, or (ii) other than as set forth on Schedule 2(f), would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Action” shall mean any action, suit claim, inquiry, notice of violation, proceeding

(including any partial proceeding such as a deposition) or investigation against or affecting NewCo, any of its subsidiaries or any properties of NewCo or its subsidiaries, before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

Section 3. Representations and Warranties of the Standby Purchasers. Each Standby Purchaser represents and warrants, individually and not jointly, to NewCo as follows:

(a) Each Standby Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b) The Shares are being acquired by such Standby Purchaser for investment purposes only, for such Standby Purchaser’s own account and not with the view to any resale or distribution thereof, and such Standby Purchaser is not participating, directly or indirectly, in an underwriting of such Shares, and will not take, or cause to be taken, any action that would cause such Standby Purchaser to be deemed an “underwriter” of such Shares as defined in Section 2(11) of the Securities Act.

(c) Such Standby Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear such risks, and has obtained, in such Standby Purchaser’s judgment, sufficient information from NewCo to evaluate the merits and risks of an investment in the Shares. Such Standby Purchaser has evaluated the risks of investing in NewCo and has determined that the Shares are a suitable investment for such Standby Purchaser.

(d) Such Standby Purchaser has full power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. FMA has full power and authority to execute this Agreement and the Registration Rights Agreement on behalf of the Standby Purchasers.

(e) All action on the part of such Standby Purchaser necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and for the performance of all obligations of such Standby Purchaser hereunder and thereunder has been taken, including, if such Standby Purchaser is a corporation or other form of entity, with respect to all required corporate or organizational grants of authority. This Agreement and the Registration Rights Agreement have each been duly executed and delivered by or on behalf of such Standby Purchaser and each constitutes a valid and legally binding obligation of such Standby Purchaser, enforceable in accordance with its respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

Section 4. COVENANTS AND ADDITIONAL AGREEMENTS

(a) Restricted Securities. Each Standby Purchaser understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Shares shall be represented by a certificate bearing the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) Registration Rights. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which NewCo has agreed under certain circumstances to register the resale of the Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

(c) Listing. NewCo shall use its reasonable commercial efforts to cause the shares of NewCo Common Stock to be issued to the Standby Purchasers pursuant to this Agreement to be approved for listing on The Nasdaq Stock Market or The New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

Section 5. CONDITIONS TO CLOSING

(a) Conditions to NewCo’s Obligations at Closing. The obligations of NewCo under this Agreement with respect to the issuance of Shares to any Standby Purchaser are subject to the fulfillment at or prior to the Closing of each of the following conditions with respect to such Standby Purchaser, unless waived by NewCo:

(i) The representations and warranties of the Standby Purchasers contained in Section 3 of this Agreement shall be true and correct in all material respects (except with respect to the representations contained in Section 3(a), which shall be true and correct in all respects) as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(ii) Any consents or approvals required to be secured from any third person or any governmental authority for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(iii) The Closing (as defined in the Merger Agreement) of the Combination and the Effective Time shall have occurred in accordance with the Merger Agreement.

(iv) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgement, injunction, decree or order of any federal, state or foreign court shall have been issued, that prohibits the implementation of the transactions contemplated hereby.

(b) Conditions of the Standby Purchaser’s Obligations at Closing. The obligations of each Standby Purchaser under this Agreement with respect to the purchase of the Shares are subject to the fulfillment at or prior to the Closing of each of the following conditions, unless waived by each Standby Purchaser.

(i) The Registration Rights Agreement contemplated by Section 4(c) shall be in full force and effect.

(ii) The Shares to be issued to the Standby Purchasers pursuant to this Agreement shall have been approved for listing on The Nasdaq Stock Market or The New York Stock Exchange, subject to official notice of issuance.

(iii) The representations and warranties of NewCo contained in Section 2(d) shall be true and correct in all respects and the representations and warranties of NewCo contained in Section 2 of this Agreement (other than those contained in Section 2(d)) shall be true and correct in all material respects as of the date hereof and as of the Closing, in each case, with the same effect as though such representations and warranties had been made as of the Closing and NewCo shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by NewCo at or prior to the Closing.

(iv) Any consents or approvals required to be secured from any third person or any governmental authority for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(v) All of the conditions to the consummation of the Esmark Merger and the WPC Merger shall have been satisfied (or, with the prior written consent of FMA, waived) and the Closing (as defined in the Merger Agreement) of the Combination and the Effective Time shall have occurred in accordance with the Merger Agreement.

(vi) (A) The Rights Option Period shall have expired; and (B) NewCo shall have issued the appropriate number of shares of NewCo Common Stock in respect of each Purchase Right validly exercised during the Rights Option Period and (C) NewCo or the subscription agent with regard to the Purchase Rights shall have received the Subscription Price in respect of each Purchase Right validly exercised during the Rights Option Period.

(vii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgement, injunction, decree or order of any federal, state or foreign court shall have been issued, that prohibits the implementation of the transactions contemplated hereby or by the Registration Rights Agreement.

Section 6. Termination.

(a) This Agreement may be terminated at any time by mutual written consent of NewCo and FMA.

(b) This Agreement shall terminate without the necessity of any action on the part of any of the parties hereto immediately upon any termination of the Merger Agreement for any reason in accordance with its terms.

(c) This Agreement may be terminated by the Standby Purchasers, upon written notice by the Standby Purchasers to NewCo, following the execution of any amendment of or waiver in respect of the Merger Agreement not previously consented to in writing by FMA.

(d) If this Agreement is terminated in accordance with this Section 6, this Agreement shall become null and void and of no further force and effect, except that any termination of this Agreement shall not relieve any party hereto from liability for any willful and material breach of its obligations hereunder.

Section 7. Indemnification. (a) NewCo shall indemnify each Standby Purchaser and its affiliates and hold each of them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Standby Purchaser’s counsel in connection with any investigative, administrative or judicial proceeding), that may be incurred by such Standby Purchaser or such affiliates as a result of any claims made against such Standby Purchaser or such affiliates by any person that relate to or arise out of any breach by NewCo of any of its representations, warranties or covenants contained in this Agreement.

(b) FMA shall indemnify NewCo and its affiliates and hold each of them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Standby Purchaser’s counsel in connection with any investigative, administrative or judicial proceeding), that may be incurred by NewCo or its affiliates as a result of any claims made against such NewCo or its affiliates by any person that relate to or arise out of any breach by FMA of any of its representations, warranties or covenants contained in this Agreement.

(c) Any person entitled to indemnification hereunder (“Indemnified Party”) will (i) give prompt notice to the party required to provide the indemnification pursuant to this Article VII (the “Indemnifying Party”) of any third party claim, action or suit with respect to which it seeks indemnification (the “Claim”) (but omission of such notice shall not relieve Indemnifying Party from liability hereunder except to the extent it is actually prejudiced by such failure to give notice), specifying in reasonable detail the factual basis for the Claim, the amount thereof, estimated in good faith, and the method of computation of the Claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification is sought with respect to the Claim, and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest may exist between such Indemnified Party and Indemnifying Party with respect to such claim, permit Indemnifying Party to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified

Party shall cooperate fully with Indemnifying Party with respect to the defense of the Claim and, if Indemnifying Party elects to assume control of the defense of the Claim, the Indemnified Party shall have the right to participate in the defense of the Claim at its own expense. If Indemnifying Party does not elect to assume control or otherwise participate in the defense of the Claim, then the Indemnified Party may defend through counsel of its own choosing. If such defense is not assumed by Indemnifying Party, Indemnifying Party will not be subject to any liability under this Agreement or otherwise for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). If Indemnifying Party elects to or is entitled to assume the defense of a Claim, Indemnifying Party will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to the Claim, unless an actual conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to the Claim, in which event Indemnifying Party will be obligated to pay the fees and expenses of such additional counsel or counsels.

(d) The representations, warranties and covenants of NewCo and each of the Standby Purchasers contained in this Agreement shall survive the Closing hereunder.

Section 8. General Provisions.

(a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier or by facsimile (with confirmation copies delivered personally or by courier within three Business Days) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to a Standby Purchaser to:

Franklin Mutual Advisers, LLC

101 John F. Kennedy Parkway

Short Hills, NJ 07078

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Daniel S. Sternberg, Esq.

Facsimile: (212) 225-3999

(ii)	If to NewCo:

Esmark Incorporated

2500 Euclid Avenue

Chicago Heights, IL 60411

Attention: James P. Bouchard, Chief Executive Officer

Facsimile: (708) 756-7220

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

625 Liberty Avenue, 23rd Floor

Pittsburgh, PA 15222

Attn: Scott E. Westwood, Esq.

Facsimile: (412) 402-4191

(b) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except that the Indemnified Parties shall be entitled to the rights set forth in Section 7.

(c) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that any Standby Purchaser may assign this Agreement to any of its affiliates. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(d) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws, and, to the extent it involves any United States statute, in accordance with the laws of the United States.

(f) Submission to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any of such courts.

(g) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(h) Amendment and Waiver. Neither this Agreement nor any provision hereof shall be modified, discharged, waived, or terminated except by an instrument in writing signed by the party (or FMA, in the case of the Standby Purchasers) against whom such modification, discharge, waiver or termination is sought to be enforced. No failure to exercise or delay in the exercise of any right, power or remedy accruing any party shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(i) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or therein.

(j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(k) Counterparts. This Agreement may be executed in two (2) or more original or facsimile counterparts all of which together shall constitute one and the same instrument.

(l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

CLAYTON ACQUISITION CORPORATION

By:	/s/ Paul J. Mooney
Name:	Paul J. Mooney
Title:	Executive Vice President

STANDBY PURCHASERS

Franklin Mutual Advisers, LLC, as agent for each FMA Stockholder listed below.

By:	/s/ Bradley Takahashi
Name:	Bradley Takahashi
Title:	Vice President

Franklin Mutual Beacon Fund (Lux)
Franklin Mutual Recovery Fund (DE)
Franklin Mutual Shares Fund (UK)
Mutual Beacon Fund (Canada)
Mutual Beacon Fund (MD)
Mutual Discovery Fund (Canada)
Mutual Discovery Fund (MD)
Mutual Discovery Securities Fund (MA)
Mutual Qualified Fund (MD)
Mutual Recovery Fund, Ltd. (Cayman)
Mutual Shares Fund (MD)
Mutual Shares Securities Fund (MA)